SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION


           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
           -----------------------------------------------------------
                                 (Amendment No.)


Filed by the Registrant                      [X]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              OMEGA FINANCIAL CORP.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

        ------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

         -------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:

         -------------------------------------------------------

     3)  Filing Party:

         -------------------------------------------------------

     4)  Date Filed:

         -------------------------------------------------------

[Logo] OMEGA FINANCIAL CORPORATION
366 Walker Drive o P.O. Box 619 o State College, PA 16804-0619 o (814) 231-7680



                            NOTICE OF ANNUAL MEETING
                                       OF
                                  SHAREHOLDERS

                                 APRIL 19, 1999


TO OUR SHAREHOLDERS:

         The 1999 annual meeting of shareholders of OMEGA FINANCIAL CORPORATION ("Omega") will be held on Monday, April 19, 1999 at 10:00 A.M. (prevailing time), at The Penn Stater, 215 Innovation Blvd., Penn State Research Park, State College, Pennsylvania for the following purposes:

         1. To elect Four directors for three year terms, as more fully described in the accompanying Proxy Statement; and

         2. To transact such other business as may properly come before this meeting or any postponement or adjournment thereof.

         The Board of Directors has fixed February 22, 1999 as the record date for the determination of shareholders entitled to vote at the annual meeting. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting.

         If the annual meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened annual meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in this Notice of Annual Meeting.

         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE; NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.


                               By order of the Board of Directors,



                               David N. Thiel, Secretary
March 24, 1999

                           OMEGA FINANCIAL CORPORATION
                                366 Walker Drive
                        State College, Pennsylvania 16801

                                 PROXY STATEMENT

         The enclosed proxy is solicited by and on behalf of Omega Financial Corporation ("Omega") for use at the annual meeting of shareholders to be held on Monday, April 19, 1999 at 10:00 A.M. (prevailing time) at The Penn Stater, 215 Innovation Blvd., Penn State Research Park, State College, Pennsylvania and at any postponement or adjournment thereof. The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent or given to shareholders is March 24, 1999.

         Sending in a signed proxy will not affect the shareholder's right to attend the annual meeting and vote in person since the proxy is revocable. Any shareholder giving a proxy has the power to revoke it by, among other methods, giving written notice to the Secretary of Omega at any time before the proxy is exercised.

         The expense of the proxy solicitation will be borne by Omega. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or teletype by directors, officers or employees of Omega and its bank subsidiaries, Omega Bank, N.A. ("Omega Bank"), Hollidaysburg Trust Company ("Hollidaysburg Trust "), and Penn Central National Bank ("Penn Central Bank") (collectively, the "Banks"), without additional compensation. Omega is required to pay the reasonable expenses incurred by recordholders of Omega Common Stock who are brokers, dealers, banks or voting trustees, or their nominees, for mailing proxy material and annual shareholder reports to any beneficial owners of Omega's Common Stock they hold of record, upon request of such recordholders.

         A form of proxy is enclosed. If properly executed and received in time for voting, and not revoked, the enclosed proxy will be voted as indicated in accordance with the instructions thereon. If no directions to the contrary are indicated, the persons named in the enclosed proxy will vote all shares of Omega Common Stock for the election of all nominees for directorships hereinafter named.

         The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the meeting: (i) matters which Omega did not know by March 15, 1999; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and Proxy pursuant to Rule 14a-8 or Rule 14a-9 promulgated under the Securities Exchange Act of 1934; and (v) matters incident to the conduct of the meeting. In connection with such matters, the persons named in the enclosed form of proxy will vote in accordance with their best judgment.

         Omega had 8,959,319 shares of common stock, par value $5.00 per share ("Common Stock"), and 219,781 shares of Series A ESOP Cumulative Convertible Preferred Stock, par value $5.00 per share ("Series A ESOP Preferred Stock"), outstanding at the close of business on February 22, 1999, the record date for the determination of shareholders entitled to receive notice of, and to vote at, the annual meeting. Each share of Series A ESOP Preferred Stock is currently convertible into 1.575 shares of Common Stock. All Series A ESOP Preferred Stock is held of record by Omega's Employee Stock Ownership Plan Trust ("ESOP Trust"). Except for certain restrictions (hereinafter summarized) on the right to cast more than 10% of the total votes which all shareholders are entitled to cast, each holder of Omega's Common Stock and each holder of Series A ESOP Preferred Stock, voting together and not as separate classes, is entitled to one vote for each share of Common Stock and 1.575 votes for each share of Series A ESOP Preferred Stock, respectively, held of record on the record date on each matter which may be brought before the annual meeting.

         The presence, in person or by proxy, of holders entitled to cast at least a majority of the votes which the holders of all of the aggregate outstanding shares of Omega Common Stock and Series A ESOP Preferred Stock are entitled to cast constitutes a quorum for the purpose of considering and acting on such matters. All shares of Omega's Common Stock and Series A ESOP Preferred Stock present in person or represented by proxy and entitled to vote, no matter how they are voted or whether they abstain from voting, will be counted in determining the presence of a quorum. If the annual meeting is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned meeting, although constituting less than a quorum as provided herein, shall nevertheless constitute a quorum for the purpose of electing directors. If the Annual Meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened Annual Meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the Notice of Annual Meeting.

         The election of directors will be determined by a plurality vote and the four nominees receiving the most "for" votes will be elected. Approval of any other proposal will require the affirmative vote of a majority of the shares cast on the proposal. Under the Pennsylvania Business Corporation Law, an abstention, withholding of authority to vote or broker non-vote will not have the same legal effect as an "against" vote and will not be counted in determining whether a proposal has received the required shareholder vote.

         Omega is not currently aware of any matters which will be brought before the annual meeting (other than procedural matters) which are not referred to in the enclosed notice of the annual meeting.

         Article 8 of Omega's Amended and Restated Articles of Incorporation, as amended (the "Restated Articles"), restricts the rights of a Person (as hereafter defined) to cast (or execute written consent with respect to) more than 10% of the total votes which all shareholders are entitled to cast at a meeting, unless authorized to do so by the Board of Directors and subject to such conditions as the Board of Directors may impose. The term "Person" includes not only individuals and entities, but also groups of individuals and entities who act together for the purpose of acquiring, holding, disposing of or voting Common Stock. The restrictions of Article 8 do not apply to the shares of Omega Common Stock or Series A ESOP Preferred Stock held by the ESOP Trust.

         The casting of votes by a Person as a proxy holder for other shareholders is not counted in computing the 10% limitation to the extent that the proxies so voted were revocable and were secured from other shareholders who are not members of a group which includes such Person. Giving a revocable proxy to a Person does not in itself cause the shareholder giving the proxy to be a member of a group which includes such Person. Article 8 provides that the determination by the Board of Directors of the existence or membership of a group, and of the number of votes any Person or each member of a group is entitled to cast, is final and conclusive absent clear and convincing evidence of bad faith.

         In the event of a violation of Article 8, in addition to other remedies afforded Omega, the judges of election cannot count votes cast in violation of
Article 8 and Omega or its nominees have an option to acquire from the violator shares of Common Stock in excess of the 10% limit at prices which would in certain situations be lower than the then current market prices of such shares.

         The foregoing is a brief summary of Article 8 and is qualified and amplified in all respects by the exact provisions of the Restated Articles, which can be obtained in the same manner as Omega's Annual Report on Form 10-K for 1998 (see "ANNUAL REPORT AND FINANCIAL STATEMENTS").


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

COMMON STOCK

         To the knowledge of Omega, as of February 22, 1999, no person or entity, other than the ESOP Trust, was the beneficial owner of five percent or more of its outstanding Common Stock. For information concerning the beneficial ownership of Omega Common Stock and Series A ESOP Preferred Stock by the ESOP Trust, see "Series A ESOP Preferred Stock." The following table sets forth certain information, as of February 22, 1999, with respect to Omega's Common Stock beneficially owned by each director and nominee for director, each executive officer of the Company named in the "Summary Compensation Table" and by all directors, nominees for director and executive officers of Omega as a group. Also included is information with respect to shares of Series A ESOP Preferred Stock which has been allocated to the accounts of directors and officers who are participants in Omega's Employee Stock Ownership Plan

("ESOP"). Unless otherwise specified, all persons listed on the following chart have sole voting and investment powers with respect to their shares:

              Name of Individual or       Number of Shares       Percent of
              Identity of Group Class   Beneficially Owned (a)   Ownership
              -----------------------   ----------------------   ----------

              Raymond F. Agostinelli           19,213 (b)              *
              Merle K. Evey                    19,696 (c)              *
              Robert T. Gentry                 27,056 (d)              *
              Philip E. Gingerich              58,200 (e)              *
              David B. Lee                    197,428 (f)            2.2%
              D. Stephen Martz                 70,112 (g)              *
              Robert N. Oliver                  6,333 (h)              *
              James W. Powers, Sr.              8,544 (i)              *
              Stanton R. Sheetz                 4,934 (j)              *
              Robert A. Szeyller                5,092 (k)              *
              Daniel L. Warfel                 75,304 (l)              *
              David N. Thiel                   48,949 (m)              *
              All directors and
              executive officers as
              a group (14) persons            586,805 (n)(o)         6.4%

                  *less than 1%


(a) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same residence as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire within 60 days after February 22, 1999. Beneficial ownership may be disclaimed as to certain of the securities.

(b) This amount includes 12,087 shares held jointly with Mr. Agostinelli's wife, 1,708 shares owned solely by Mr. Agostinelli's wife, 200 shares owned by Mr. Agostinelli as custodian for his grandchildren, and 1,890 shares owned by McLanahan Drug Store Mgmt. Co. Inc. of which Mr. Agostinelli is president and owner. This amount also includes 1,200 shares issuable upon the exercise of options granted under the 1994 Stock Option Plan for Non-Employee Directors.

(c) This amount includes 1,960 shares held jointly with Mr. Evey's wife. This amount also includes 1,200 shares issuable upon the exercise of options granted under the 1994 Stock Option Plan for Non-Employee Directors.

(d) This amount includes 600 shares owned jointly with Mr. Gentry's wife, 15,246 shares issuable upon the exercise of stock options granted to Mr. Gentry pursuant to the Omega Stock Option Plan and 2,533 shares issuable upon the exercise of stock options granted pursuant to the Omega Stock Purchase Plan, and 3,234 shares of Common Stock and 740 shares of Series A ESOP Preferred Stock (convertible into 1,165 shares of Common Stock) allocated to Mr. Gentry's account under the ESOP.

(e) This amount includes 4,332 shares owned jointly with Mr. Gingerich's wife. This amount also includes 1,200 shares issuable upon the exercise of options granted under the 1994 Stock Option Plan for Non-Employee Directors.

(f) This amount includes 2,862 shares owned jointly with Mr. Lee's wife, 21,084 shares owned solely by her, 1,701 shares owned by Mr. Lee's daughter, 1,572 shares owned jointly by Mr. Lee's wife and son, 2,508 shares owned jointly with his children, 2,647 shares owned by the Lee Family Partnership of which Mr. Lee is a partner and 7,002 shares owned by Centre Foods Enterprises, Inc., of which Mr. Lee is a director, officer and shareholder. This amount also includes 72,431 shares issuable upon the exercise of stock options granted to Mr. Lee pursuant to the Omega Stock Option Plan, 826 shares issuable upon the exercise of stock options granted pursuant to the

         Omega Stock Purchase Plan, and 16,247 shares of Common Stock and 2,595 shares of Series A ESOP Preferred Stock (convertible into 4,087 shares of Common Stock) allocated to Mr. Lee's account under the ESOP.

(g) This amount includes 1,650 shares owned solely by Mr. Martz's wife, 1,100 shares owned by his wife and daughter, 19,171 shares issuable upon the exercise of stock options granted to Mr. Martz pursuant to the Omega Stock Option Plan, 1,897 shares issuable upon the exercise of stock options granted pursuant to the Omega Stock Purchase Plan, and 3,264 shares of Common Stock and 745 shares of Series A ESOP Preferred Stock (convertible to 1,173 shares of Common Stock) allocated to Mr. Martz's account under the ESOP.

(h) This amount includes 1,026 shares owned jointly with Mr. Oliver's wife. This amount also includes 1,200 shares issuable upon the exercise of options granted under the 1994 Stock Option Plan for Non-Employee Directors.

(i) This amount includes 5,850 shares owned by Mr. Powers' wife. This amount also includes 1,200 shares issuable upon the exercise of options granted under the 1994 Stock Option Plan for Non-Employee Directors.

(j) This amount includes 1,200 shares issuable upon the exercise of options granted under the 1994 Stock Option Plan for Non-Employee Directors.

(k) This amount includes 1,200 shares issuable upon the exercise of options granted under the 1994 Stock Option Plan for Non-Employee Directors.

(l) This amount includes 1,012 shares owned by Mr. Warfel's wife as custodian for their son and 198 shares owned solely by his son. This amount also includes 42,178 shares issuable upon the exercise of stock options granted to Mr. Warfel pursuant to the Omega Stock Option Plan, 826 shares issuable upon the exercise of stock options granted pursuant to the Omega Stock Purchase Plan, and 8,648 shares of Common Stock and 1,834 shares of Series A ESOP Preferred Stock (convertible into 2,888 shares of Common Stock) allocated to Mr. Warfel's account under the ESOP.

(m) This amount includes 8,005 shares owned jointly with Mr. Thiel's wife. This amount also includes 29,655 shares issuable upon the exercise of options granted to Mr. Thiel pursuant to the Omega Stock Option Plans, 2,108 shares issuable upon the exercise of stock options granted pursuant to the Omega Stock Purchase Plan, and 7,239 shares of Common Stock and 1,142 shares of Series A ESOP Preferred Stock (convertible into 1,798 shares of Common Stock) allocated to Mr. Thiel's account under the ESOP.

(n) This amount includes an aggregate of 213,671 shares issuable upon the exercise of stock options granted to all executive officers of Omega as a group pursuant to the Omega Stock Option Plan and the Omega Stock Purchase Plan, an aggregate of 8,400 shares issuable upon the exercise of options granted to all non-employee directors of Omega as a group under the 1994 Stock Option Plan for Non-Employee Directors, and an aggregate of 45,764 shares of Common Stock and 8,587 shares of Series A ESOP Preferred Stock (convertible into an aggregate of 13,524 shares of Common Stock) allocated under the ESOP to the accounts of all executive officers of Omega as a group.

(o) Does not include 467,783 shares of common stock and 219,781 shares of Series A ESOP Preferred Stock (convertible into an aggregate of 346,155 shares of common stock) which are owned by the ESOP of which Mr. Lee is a Trustee, other than any shares which have been allocated to the accounts of executive officers.

SERIES A ESOP PREFERRED STOCK

         As of February 22, 1999, all of the 219,781 shares of the Series A ESOP Preferred Stock outstanding were held of record by Omega's ESOP Trust. Additionally, as of such date, the ESOP Trust held of record 467,783 shares of Common Stock. Each share of Series A ESOP Preferred Stock is convertible into
1.575 shares of Common Stock. If all of the shares of Series A ESOP Preferred Stock held of record by the ESOP Trust were converted into Common Stock, the ESOP Trust would hold of record 813,938 shares or approximately 8.75% of Omega's Common Stock. The ESOP Trust's business address is c/o Omega Financial Corporation, 366 Walker Drive, State College, Pennsylvania 16801.



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



SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires Omega's executive officers, directors, and persons who beneficially own more than ten percent of a registered class of Omega's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Omega. Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish Omega with copies of all Section 16(a) forms they file.

         To Omega's knowledge, based solely on a review of the copies of such reports furnished to Omega and written representations that no other reports were required, all Section 16(a) filing requirements applicable to Omega's executive officers, directors and greater than ten percent beneficial shareholders were complied with during the year ended December 31, 1998.


                              ELECTION OF DIRECTORS

         The Bylaws of Omega provide that the Board of Directors shall consist of not less than five nor more than twenty-five directors and that within these limits the number of directors shall be as established by the Board of Directors. The Board of Directors has set the number of directors at ten. The Bylaws further provide that the Board shall be classified into three classes, as nearly equal in number as possible. One class of directors is to be elected annually. Four directors are to be elected at the 1999 annual meeting of shareholders for a term of three years each.

         The Board of Directors, pursuant to the Bylaws, has nominated the four persons listed below to be nominees for election to the Board of Directors. All are currently serving as directors of Omega. If any of the nominees becomes unavailable for election for any reason, the Board of Directors may designate a substitute nominee. Omega expects all nominees to be willing and able to serve.

         The Bylaws of Omega require that nominations for directors to be elected at the annual meeting of shareholders, other than those made by or on behalf of the existing management of Omega, must be in writing, must contain certain information required by the Bylaws and must be delivered or mailed to the President of Omega not less than fourteen days nor more than fifty days preceding the date of the annual meeting.

         On March 18, 1995, Omega's banking subsidiaries, Peoples National Bank of Central Pennsylvania ("Peoples Bank") and The Russell National Bank ("Russell Bank"), merged to form Omega Bank. On December 31, 1996, Montour Bank ("Montour") was also merged into Omega Bank. Any reference below to service with Omega Bank includes service with Omega Bank's predecessors prior to such merger.

         The following table sets forth certain information regarding Omega's nominees for election to the Board of Directors:

                                                  Positions with Omega/
                                               Principal Occupation During
         Name of Director          Age             the Past Five Years
         ---------------           ---         ---------------------------

         Robert T. Gentry           55      Director of Omega since 1994;
                                            Executive Vice President of Omega
                                            from 1994 to 1996; Director of Penn
                                            Central Bancorp and Penn Central
                                            Bank from 1991 to 1994. Executive
                                            Vice President and Chief Operating
                                            Officer of Penn Central Bancorp from
                                            1991 to 1994; Chairman, President
                                            and Chief Executive Officer of Penn
                                            Central Bank since 1991

         Philip E. Gingerich        61      Director of Omega since 1994;
                                            Director of Omega Bank since 1988.
                                            Self-employed real estate
                                            appraiser/consultant.



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



         D. Stephen Martz           56      Director of Omega since 1994;
                                            President and Chief Operating
                                            Officer of Omega since 1994;
                                            Chairman, President, Chief Executive
                                            Officer and Director of Penn Central
                                            Bancorp from 1985 to 1994; Director
                                            of Hollidaysburg Trust since 1974;
                                            Chairman, President and Chief
                                            Executive Officer of Hollidaysburg
                                            Trust since 1984.

         James W. Powers, Sr.       64      Director of Omega since 1994;
                                            Director of Omega Bank since 1989;
                                            President of Polestar Plastics,
                                            Inc., a manufacturing company until
                                            his retirement in 1996.

         The following table sets forth certain information regarding those directors whose terms will expire at either the 2000 or 2001 annual meeting of shareholders:

Terms expiring at the 2000 annual meeting of shareholders:

                                                  Positions with Omega/
                                               Principal Occupation During
         Name of Director          Age             the Past Five Years
         ---------------           ---         ---------------------------

         Raymond F. Agostinelli     64      Director of Omega Since 1993;
                                            Director of Omega Bank since 1982;
                                            President and owner of McLanahan
                                            Drug Store Mgmt. Co. Inc.

         Merle K. Evey              68      Director of Omega since 1994;
                                            Director of Penn Central Bancorp
                                            from 1985 to 1994; Director of
                                            Hollidaysburg Trust since 1981; a
                                            partner in the law firm of Evey,
                                            Routch, Black, Dorezas and Magee.

         David B. Lee               61      Chairman of the Board of Omega since
                                            1989, Chief Executive Officer of
                                            Omega since 1986; President of Omega
                                            from 1986 to 1994; President, Chief
                                            Executive Officer and Director of
                                            Omega Bank since 1977.

Terms expiring at the 2001 annual meeting of shareholders:

                                                  Positions with Omega/
                                               Principal Occupation During
         Name of Director          Age             the Past Five Years
         ---------------           ---         ---------------------------

         Robert N. Oliver           65      Director of Omega since 1994;
                                            Director of Penn Central Bancorp
                                            from 1993 to 1994; Director of Penn
                                            Central Bank since 1991; owner and
                                            operator of Oliver Farms.

         Stanton R. Sheetz          43      Director of Omega since 1994;
                                            Director of Hollidaysburg Trust
                                            since 1986; Executive Vice President
                                            and Director of Sheetz, Inc. until
                                            1995; since 1995, Director,
                                            President and Chief Executive
                                            Officer of Sheetz, Inc. since 1995,
                                            retail convenience stores.

         Robert A. Szeyller         60      Director of Omega since 1989;
                                            Director of Omega Bank since 1985;
                                            Managing Director, Pennsylvania
                                            Financial Group, Inc., an insurance,
                                            securities and consulting firm.


         Except as indicated above, each of the nominees or continuing directors has had the same principal occupation for at least five years.


             COMMITTEES OF THE BOARD, ATTENDANCE AND RELATED MATTERS

         In 1998, there were twelve regular board meetings of Omega. The Board of Directors of Omega has established an Audit Committee, Executive Committee and a Compensation Committee. The entire Board serves as the Nominating Committee for Omega. In addition, each of Omega's subsidiary banks have established various committees of their respective Boards. During 1998, all directors of Omega attended at least 75% of the total number of meetings of the Board of Directors of Omega and of all committees of which they were members, except Mr. Sheetz who attended 65% of the Board and committee meetings.

EXECUTIVE COMMITTEE

         The Board of Directors has appointed an Executive Committee to act on behalf of the Board in the intervals between meetings. The Executive Committee is composed of David B. Lee, Chairman, Messrs. Merle K. Evey, Stanton R. Sheetz, Philip E. Gingerich and Raymond F. Agostinelli. This Committee did not meet in 1998.

AUDIT COMMITTEE

         The Board of Directors of Omega has appointed a standing Audit Committee consisting of Raymond F. Agostinelli, Chairman, and Messrs. Robert A. Szeyller, Stanton R. Sheetz, and Robert N. Oliver. The principal duties of the Audit Committee are to meet with the independent certified public accountants of Omega for the purpose of reviewing the scope and results of the annual audit, to review the reports of examination of various regulatory agencies and the replies to these reports. This committee reviews, formulates and approves procedures for the Omega Internal Audit Department. In addition, the Committee reviews and recommends to the Board of Directors the firm to be engaged as Omega's independent public accountants. This committee met five times during 1998.

COMPENSATION COMMITTEE

         The Board of Directors of Omega has appointed a standing Compensation Committee currently consisting of Robert A. Szeyller, Chairman and Messrs. James
W. Powers, Sr., Merle K. Evey and Philip E. Gingerich. The report of the Compensation Committee is set forth beginning on page 9. This Committee met three times in 1998.

DIRECTOR COMPENSATION

         The Board members of Omega are paid $600 for each regular meeting of the Board of Directors attended, along with an annual retainer of $4,000. Members of the Omega Board are not compensated for committee meetings.

         Each director of Omega Bank is paid $350 for attendance at each regular monthly meeting of the Board of Directors and an annual retainer of $1,800. Board members are not compensated for committee meetings.

         Board members of Penn Central Bank are paid $400 for each monthly meeting plus an annual retainer of $1,200 provided at least 75% of the regularly scheduled meetings are attended. Directors are permitted two absences and are not paid for committee meetings.



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



         Hollidaysburg Trust directors are paid $400 for each monthly meeting plus an annual retainer of $1,200 provided at least 75% of the regularly scheduled meetings are attended. Directors are permitted only one absence and are not paid for committee meetings.

         On May 1, 1998, the then existing directors of Omega who were not employees of Omega or any subsidiary, i.e. Messrs. Agostinelli, Evey, Gingerich, Oliver, Powers, Sheetz, and Szeyller, were each automatically granted options to purchase 500 shares of Common Stock at an exercise price of $38.125 per share pursuant to the 1994 Stock Option Plan for Non-Employee Directors. See "Executive Compensation - 1994 Stock Option Plan for Non-Employee Directors".

         Certain directors of Omega and Omega Bank have elected to participate in the Deferred Compensation Plan for Directors. Any director may elect to participate in the Plan by executing a Deferred Compensation Agreement, under the terms of which the participating director waives for a specified period his right to receive the directors' fees to which he would otherwise be entitled in return for an undertaking on the part of Omega to invest those fees and to pay him or his designated beneficiary the amounts so deferred, together with the interest earned on such amounts, over a specified period commencing either at age 62, upon his retirement as a director, or upon his death.

         No director of Omega, or any of its bank subsidiaries, who is also an employee of Omega, or any of its bank subsidiaries, receives director's fees.


                        THE COMPENSATION COMMITTEE REPORT

         The Compensation Committee of the Board of Directors is composed of directors who are not employees of Omega or the Banks and is responsible for developing and making recommendations to the Board with respect to Omega's executive compensation programs. In addition, the Compensation Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of Omega.

         The policies of Omega's executive compensation program are to:

1) Provide compensation that will attract and retain superior executive talent;

2) Support the achievement of the goals contained in Omega's annual plan by linking a portion of the executive officer's compensation to the achievement of such goals; and

3) Enhance shareholder value by the use of stock options to further align the interests of the executive officers with those of shareholders.

         The Compensation Committee believes that its executive compensation program provides an overall level of compensation opportunity that is competitive to that offered within the banking community. Actual compensation levels may be greater or less than median competitive levels based on the surveys to which the Compensation Committee subscribes.

         Omega's executive officer compensation program is comprised of base salary, annual cash incentive compensation, long term incentive compensation in the form of stock options, and various benefits generally available to employees of Omega, including employee stock purchase plan options, group medical and life insurance coverage and participation in the ESOP and 401(k) plans. In determining the level of base salary, annual incentive compensation and stock options for executive officers, the Compensation Committee reviews the recommendations made by the Chief Executive Officer with respect to subordinate executive officers, consults with an independent executive compensation specialist, reviews surveys of compensation data for comparable banks and bank holding companies and uses its discretion to set compensation for individual executive officers, including the Chief Executive Officer, at levels where, in its judgment, external, internal or individual circumstances warrant.

         BASE SALARY. Base salary levels for Omega's executive officers are competitively set relative to companies in the banking industry of comparable size within Pennsylvania as well as in the United States. In determining salaries, the

Committee also takes into account individual experience and performance of executive officers as it relates to the particular needs of Omega.

         ANNUAL INCENTIVE COMPENSATION. Omega's Executive Incentive Compensation Plan is the Company's annual incentive program for executive officers and key managers. The purpose of this Plan is to provide a direct financial incentive in the form of an annual cash bonus to executives to achieve Omega's annual goals set at the beginning of each fiscal year. In fiscal 1998, the following measures of corporate performance were selected:

1)       Percentage change in return on average assets;

2) Percentage change in Omega's net income compared to the prior fiscal year; and

3)       Change in market value of stock.

Individual performance may also be taken into account in determining bonus, but no bonus is paid unless a predetermined threshold for return on average assets has been reached. Target bonus awards are set at competitive levels within the banking industry determined by review of the industry surveys discussed above and advice of the compensation consultant.

         STOCK OPTIONS. The Compensation Committee uses the 1986 Stock Option Plan and the 1996 Employee Stock Option Plan (collectively the "Stock Option Plans") as Omega's long-term incentive plan for executive officers and key managers. The 1996 Employee Stock Option Plan replaced the 1986 Stock Option Plan under which no new options could be granted after 1996. The objectives of the Stock Option Plans are to align the long-term interests of executive officers and shareholders by creating a direct link between executive compensation and shareholder return and to enable executives to develop and maintain a significant long-term equity interest in Omega. The Stock Option Plans authorize the Compensation Committee to award stock options to officers and key employees. In general under the Plans, options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant (although the Compensation Committee has the authority to grant non-qualified options under the 1996 Employee Stock Option Plan at an exercise price less than the fair market value on the date of grant) and are exercisable beginning one year after the date of the grant (earlier in the event of a "change in control" as defined in the Plan) up to ten years after the date of grant. Awards are made at a level calculated to be competitive within the banking industry based on reviews of industry surveys and advice of the compensation consultant.

         DETERMINATION OF COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. During 1998, Mr. Lee was the Chairman and Chief Executive Officer of Omega and Chairman, President and Chief Executive Officer of Omega Bank. The Compensation Committee reviewed base salaries of chief executive officers of peer group companies in determining Mr. Lee's base compensation. The committee reviewed Mr. Lee's performance with respect to corporate goals and objectives such as earnings per share, return on equity, return on assets and non-interest expense control. The Committee believed that his individual actions and leadership had a significant effect on Omega's overall financial and business culture results, which enhanced shareholder value through appreciation and earnings available to pay dividends. Other subjective criteria such as community leadership and industry involvement were used in determining his merit increase. Mr. Lee is serving a three year term on the Federal Reserve Bank of Philadelphia Board of Directors which began in 1997. At the beginning of 1998, Mr. Lee's base salary was $330,876. Taking into consideration the responsibility as both Chairman, President and Chief Executive Officer of a bank as well as Chairman of Omega, effective August 1, 1998 Mr. Lee's base salary was increased by $20,778, representing a 6.05% merit increase. His base salary at the end of the fiscal year was $351,654.

         Mr. Lee's bonus for fiscal 1998 was $179,168. The bonus was determined in accordance with the Executive Incentive Compensation Plan and was based upon attainment of the performance goals established for Omega at the beginning of the year. Options to purchase a total of 13,704 shares of Common Stock were awarded to Mr. Lee for fiscal 1998 based upon the overall performance of the Company, the number of stock options granted to Mr. Lee in 1997 and reviews of the industry surveys discussed above.

         POLICY WITH RESPECT TO SECTION 162(M) OF THE INTERNAL REVENUE CODE.
Section 162(m) of the Internal Revenue Code denies a deduction for certain compensation exceeding $1,000,000 paid to the chief executive officer and four other highest paid executive officers excluding (among other things) certain performance based compensation. The Compensation Committee continually evaluates to what extent 162(m) applies to its compensation program. Where appropriate, the Compensation Committee has taken action to reduce the impact of this provision. For example, the 1996

Employee Stock Option Plan is intended to comply with the regulations relating to the performance based exception for stock options which have an exercise price of not less than the fair market value of the Common Stock on the date of grant.

MEMBERS OF THE COMPENSATION COMMITTEE FOR 1998: ROBERT SZEYLLER, CHAIRMAN; MERLE
K. EVEY; JAMES W. POWERS, SR.; AND PHILIP E. GINGERICH.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

                           SUMMARY COMPENSATION TABLE

         The following table reflects information concerning the annual and long term compensation earned by the Chief Executive Officer and the three most highly compensated executive officers of Omega whose annual compensation for 1998 exceeded $100,000 for their services in all capacities during the fiscal years ended December 31, 1998, 1997 and 1996:

                                                     Annual                Long-Term
                                                 Compensation(1)         Compensation
                                              --------------------   ---------------------
                                                                            Awards
                                                                     Securities Underlying
Name and Principal Position          Year      Salary      Bonus(2)        Options(3)        All Other Compensation
---------------------------          ----     --------    --------         ---------         ----------------------
David B. Lee                         1998     $339,538    $179,168           13,704                153,751  (4)
     Chairman and Chief              1997      319,470     168,350           13,631                155,458
     Executive Officer of            1996      300,962     146,257           12,320                149,616
     Omega; President and
     Chief  Executive Officer
     of Omega Bank

D. Stephen Martz                     1998     $186,360    $ 63,122            7,328                 20,550  (5)
     President and Chief Operating   1997      177,899      59,958            7,302                 22,250
     Officer of Omega; Chairman,     1996      173,664        -0-             1,686                 18,723
     President and Chief Executive
     Officer of Hollidaysburg
     Trust (5)

Daniel L. Warfel                     1998     $168,980    $ 77,711            7,204                 20,550  (6)
     Executive Vice President        1997      160,562      73,807            7,180                 22,250
     and Chief Financial Officer     1996      152,499      64,669            7,295                 18,723
     of Omega

David N. Thiel                       1998     $102,635    $ 24,717            4,474                 16,733  (7)
     Secretary and Senior Vice       1997       97,713      23,527            4,462                 16,648
     President of Omega              1996       91,556      20,621            4,422                 13,528

     ----------
     (1) Does not include the value of perquisites provided to certain executive officers which in the aggregate did not exceed the lesser of $50,000 or 10% of such officer's salary and bonus.

     (2) Represents the bonus paid in the following year for services performed in the year listed.

     (3) Represents the total of the number of stock options issued pursuant to Omega's Employee Stock Purchase and Stock Option Plans for the years listed.



                                       10



     (4) For 1998, consists of $2,500 contributed to Mr. Lee's account in the 401(k) Plan, $18,050 allocated to his account in the ESOP, $103,201 reserved for his account under the Executive Supplemental Income Benefit Plan and $30,000 paid for the premium for a split dollar life insurance policy.

     (5) For 1998, consists of $2,500 contributed to Mr. Martz's account in the 401(k) Plan and $18,050 allocated to his account in the ESOP.

     (6) For 1998, consists of $2,500 contributed to Mr. Warfel's account in the 401(k) Plan and $18,050 allocated to his account in the ESOP.

     (7) For 1998, consists of $2,500 contributed to Mr. Thiel's account in the 401(k) Plan and $14,233 allocated to his account in the ESOP.


                           STOCK OPTION GRANTS IN 1998

         Set forth below is information concerning stock options granted for 1998 under the Stock Purchase Plan and the 1996 Stock Option Plan to the Chief Executive Officer and the three most highly compensated executive officers of Omega named in the Summary Compensation Table:

                                                                                 Potential Realizable Value at
                    Number of     Percentage of                                  Assumed Annual Rates of Stock
                    Securities     Total Options                                     Price Appreciation for
                    Underlying    Granted to All                                         Option Term (3)
                     Options      Employees for     Exercise or    Expiration    -----------------------------
     Name            Granted          1998          Base Price        Date          0%        5%         10%
     ----           ----------    --------------    -----------    ----------    ------    --------    -------
David B. Lee
    (1)                 826           0.95%           $27.23       12/31/2003    $2,495      $3,189     $4,024
    (2)              12,878          16.97%            30.25       01/01/2009      N/A      244,992    620,858

D. Stephen Martz
    (1)                 826           0.95%            27.23       12/31/2003     2,495       3,189      4,024
    (2)               6,502           8.57%            30.25       01/01/2009      N/A      123,694    313,466

Daniel L. Warfel
    (1)                 826           0.95%            27.23       12/31/2003     2,495       3,189      4,024
    (2)               6,378           8.41%            30.25       01/01/2009      N/A      121,335    307,488

David N. Thiel
    (1)                 724           0.83%            27.23       12/31/2003     2,186       2,795      3,527
    (2)               3,750           4.94%            30.25       01/01/2009      N/A       71,340    180,790

----------
(1) Granted pursuant to the Employee Stock Purchase Plan. "Exercise or Base Price" column shows the exercise price in effect for the first 27 months after the date of grant. See footnote (3).

(2)  Granted pursuant to the Stock Option Plan.

(3) Shows the difference between the market value of the Common Stock for which the option may be exercised less the exercise price of the option assuming that the market price of the Common Stock appreciates in value from the date of grant to the end of the option term at annualized rates of 5% and 10%, respectively. The rates of appreciation used in this table are prescribed by regulations of the Securities and Exchange Commission and are not intended to forecast future appreciation of the market value of the Common Stock. Because the Employee Stock Purchase Plan options were granted at 90% of the market price of the Common Stock on the date of grant, the "0%" column shows the




                                       11



     market value of the Common Stock for which such options may be exercised as of December 31, 1998 less the exercise price and assumes no appreciation in the value of the Common Stock during the option term. By the terms of the Employee Stock Purchase Plan options, the exercise price of options exercised more than 27 months after the date of grant cannot be less than 90% of the fair market value of Omega's Common Stock on the date of exercise, which provision is reflected in the "5%" and "10%" appreciation columns for such options.

                  AGGREGATED STOCK OPTION EXERCISES DURING 1998
                           AND YEAR-END OPTION VALUES

         Set forth below is information concerning the exercise during 1998 of options granted under the Stock Purchase Plan and Stock Option Plan by the Chief Executive Officer and the three most highly compensated executive officers named in the Summary Compensation Table and the value of unexercised options held by them at the end of 1998:

                                                               Number of Securities
                                                              Underlying Unexercised         Value of Unexercised
                                                                    Options at              In-the-Money Options at
                                                                 December 31, 1998           December 31, 1998(2)
                   Shares Acquired     Value Realized(1)    --------------------------    --------------------------
     Name            On Exercise      On Shares Acquired    Exercisable  Unexercisable    Exercisable  Unexercisable
     ----          ---------------    ------------------    -----------  -------------    -----------  -------------
David B. Lee            3,006              $35,199             60,372       12,885          $805,314         -0-
D. Stephen Martz          746                2,152             14,512        6,556           155,677         -0-
Daniel L. Warfel        2,898               31,826             36,570        6,434           487,754         -0-
David N. Thiel            616               10,996             28,013        3,750           386,978         -0-

----------
(1) Represents the difference between the market price (bid price) of the Common Stock on the date of exercise and the exercise price of the options multiplied by the number of options exercised.

(2) Represents the difference between $30.25, the market price (bid price) of the Common Stock on December 31, 1998, and the exercise price of the options multiplied by the number of options held.


STOCK PERFORMANCE GRAPH

         The following graph illustrates the five-year cumulative total return for Omega's Common Stock as compared to The Nasdaq Stock Market Composite Market Index and the Omega Peer Group (*), assuming an investment of $100 in each on December 31, 1993 and the reinvestment of all dividends.


--------------------------------------------------------------------------------
                            TOTAL RETURN PERFORMANCE


                  Nasdaq Composite
                     Market Index      Omega Peer       Omega Common
                  (US Companies)(1)     Group(2)           Stock
                  -----------------    ----------       -------------
    12/31/93               100.00          100.00             100.00

    12/31/94                97.75           98.84             102.65

    12/31/95               138.26          123.85             135.67

    12/31/96               170.01          140.56             145.44

    12/31/97               208.58          220.98             213.06

    12/31/98               293.21          242.70             197.09


--------------------------------------------------------------------------------

                   Source:     SNL Securities
                               Charlottesville, VA

         *The Omega Peer group is made up of the group of bank holding companies (consisting of a total of 8), within the Mid-Atlantic region with total asset sizes of between $1 and $5 billion. It is believed that this provides a comparative view of Omega's stock performance to other institutions of its size within its actual geographic area.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee during 1998 were: Robert Szeyller, Chairman; Merle K. Evey; Philip E. Gingerich; and James W. Powers, Sr. No person who served as a member of the Compensation Committee during 1998 was a current or former officer or employee of Omega or the Banks or engaged in certain transactions with Omega or the Banks required to be disclosed by regulations of the Securities and Exchange Commission. Additionally, there were no compensation committee "interlocks" during 1998, which generally means that no executive officer of Omega served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of Omega.

       SEVERANCE AND SALARY CONTINUATION AGREEMENTS AND STOCK OPTION PLANS

SEVERANCE AGREEMENTS

         Omega and certain of the Banks have entered into Severance Agreements with David B. Lee, Daniel L. Warfel, D. Stephen Martz, and Robert T. Gentry each providing for certain severance payments in the event that (i) Omega and/or the Banks (collectively, "Employer" except that in the case of Mr. Warfel, "Employer" shall mean Omega only) terminates such employee's employment without cause or (ii) such employee terminates his employment with the Employer (a) for any reason, whether with or without cause, at any time within three years after a "change in control of Employer," or (b) due to the fact that, without such employee's consent and whether or not a change in control of Employer has occurred, the nature and scope of his authority with the Employer or the surviving or acquiring person are materially reduced to a level below that which he enjoys on the date of the Severance Agreement, the duties or responsibilities assigned to him are materially inconsistent with that which he has on the date of the Severance Agreement, his then current base annual salary is materially reduced to a level below that which he enjoys on the date of the Severance Agreement or at any time thereafter (whichever may be greater), such employee's position or title with the Employer or the surviving or acquiring person is reduced from his current position or title with the Employer, such employee's principal place of employment with the Employer is changed, in the case of Mr. Lee, to a location greater than 40 miles from his current principal place of employment with the Employer, or, in the case of Mr. Warfel, to a location greater than 40 miles from his current principal place of residence, and in the case of Messrs. Martz and Gentry, to a location greater than 50 miles from his current principal place of employment, or in the case of Messrs. Lee and Warfel if the fringe benefits the Employer provides such employee on the date of the Severance Agreement or at any time thereafter (whichever may be greater) are materially reduced.

         "Cause" is defined in Messrs. Lee's, Martz's and Gentry's agreements as a conviction for any felony, fraud or embezzlement or failure or refusal to comply with the written policies or directives of the Board of the Employer or being guilty of misconduct in connection with the performance of his duties for the Employer and failing to cure such non-compliance or misconduct within 20 days of receiving written notice from the Board of Directors of the Employer; Mr. Warfel's agreement does not define cause.

         A "change in control of Employer" is defined as a change in control of the Employer of a nature that would be required to be reported in response to
Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (as amended), whether or not the Employer is subject to such reporting requirement. Additionally, a change of control of the Employer is deemed to have occurred if (i) any person other than those persons in control of the Employer on the date of the Severance Agreement, acquires the power, directly or indirectly, to direct the management or policies of the Employer or to vote 25% or more of any class of voting securities of the Employer or (ii) within any period of three consecutive years during the term of the Severance Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Employer cease for any reason to constitute at least a majority thereof.

         The term of each of Messrs. Lee's, Martz's and Gentry's Severance Agreement will end on the earliest of his death or permanent disability, the termination of his employment for cause, mutual agreement, resignation or retirement or upon his reaching age 65, in the case of Mr. Lee, or age 60 in the case of Messrs. Martz and Gentry. Mr. Warfel's Severance Agreement provides for a three year term beginning June 1, 1990, unless terminated earlier as provided in the Agreement, and will continue for successive terms of three years each unless the Omega Board of Directors notifies him during the first year of any three year term that it does not intend to renew the Severance Agreement at the end of the then current three year term. Accordingly, Mr. Warfel's Severance Agreement will continue until at least June 1, 1999.

         In the event that an employee is entitled to severance payments under his Severance Agreement, he will be paid annual compensation for a period of three years (in the case of Messrs. Lee and Warfel), or 5 years (in the case of Messrs. Martz and Gentry) following the date on which his employment is terminated ("Termination Date") at a rate equal to 100% (in the case of Messrs. Lee and Warfel), or 85% and 75% (in the case of Messrs. Martz and Gentry respectively), of his highest annual cash compensation, including cash bonuses, during the three year period ending on the Termination Date. In the case of Messrs. Lee, Martz and Gentry, such amount will be increased on January 1 of each year following the Termination Date based on the increase in the cost of living as measured by the consumer price index.

         In the event that an employee is entitled to severance payments, he will also be entitled to all medical, hospitalization, and life insurance benefits for a period of three years following the Termination Date, in the case of Messrs. Lee and Warfel, or five years, in the case of Messrs. Martz and Gentry, except that, if new employment is accepted by the employee during such period, continuation of such benefits will be offset by coverages provided through the employee's subsequent employer. For a period of one year following the Termination Date, Mr. Lee will be entitled to reimbursement for all reasonable expenses incurred by him in connection with the search for new employment and reimbursement for all reasonable relocation expenses incurred by him in connection with securing such new employment, provided however, that, in each case, such reimbursement will not exceed one-third of his highest annual compensation. Mr. Warfel is entitled to reimbursement for all reasonable relocation expenses incurred by him and not paid by his new employer in securing new employment, provided that such reimbursement will not exceed one-third of his highest annual compensation.

         Messrs. Lee's and Warfel's agreements provide that each of them may require the Employer to maintain a letter of credit in the face amount of three times his current base annual salary on the date of grant plus $50,000 to secure the Employer's obligations under the agreement. Messrs. Lee's and Warfel's agreements provide that the severance payments and benefits to which each may be entitled under their respective Severance Agreements will not be otherwise offset or reduced by any income or earnings received from any other employment or other activity that such employee may engage in during the three year period following the Termination Date. Messrs. Martz's and Gentry's agreements provide that any severance payments and benefits which they may be receiving will terminate immediately upon death or upon his reaching age 60. No terminated employee is required to mitigate his damages. The Severance Agreements also contain provisions restricting each of the employee's right to compete with Employer in certain portions of Pennsylvania for varying periods following the Termination Date.

         Mr. Lee's Severance Agreement also amends his Executive Supplemental Income Plan Agreement ("ESI Agreement") by providing that in the event that the Termination Date occurs after a sale of stock or assets, merger or substantial change in ownership of Omega Bank, Mr. Lee will have the right to defer any retirement benefit to which he is entitled under the ESI Agreement for any period of time until he reaches age 65 and, in such event, solely for the purpose of calculating his annual average compensation in order to determine the benefits payable under the ESI Agreement, Mr. Lee will be deemed to have remained an employee of Omega Bank from the Termination Date until he elects to receive his retirement benefit or reaches age 65, whichever occurs first, and his annual compensation during such period shall be deemed to be equal to his highest annual compensation, as calculated for the purposes of the Severance Agreement, increased as of January 1 of each year following the Termination Date by the cost of living increase as measured by the consumer price index.

STOCK OPTION PLANS

         In March 1996, the Board of Directors adopted, and in April 1996 the shareholders approved, the 1996 Employee Stock Option Plan (the "1996 Plan"). The 1996 Plan replaces the 1986 Stock Option Plan (the "1986 Plan") under which no new options could be granted after 1996. Under Omega's 1996 Plan, options may be granted to purchase a total of 1,000,000 shares of Common Stock (subject to appropriate adjustments to reflect changes in the capitalization of Omega). Options to purchase an aggregate of 235,858 shares of Common Stock remain outstanding under the 1986 Plan. Options issued pursuant to the 1986 Plan continue to be administered under the terms of such Plan. Pursuant to the 1986 Plan and the 1996 Plan (collectively the "Plans"), stock options may be granted which are intended to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended ("Code"), as well as stock options not intended to so qualify. The purpose of the Plans is to provide additional incentive to employees of Omega by encouraging them to invest in Omega Common Stock and thereby acquire a proprietary interest in Omega and an increased personal interest in Omega's continued success and progress. All officers and key employees of Omega or any current or future subsidiary are eligible to receive options under the 1996 Plan.

         The Plans are administered by the Compensation Committee ("Committee") which is appointed by the Board. The Committee determines, among other things, which officers and key employees will receive an option or options, the type of option (incentive or non-qualified, or both) to be granted, the number of shares subject to each option, the rate of option exercisability, and subject to certain limitations, the option price and duration of the option. The Committee has the exclusive right to adopt rules for the administration and interpretation of the Plans and the options issued pursuant to the Plans. Shares of Common Stock subject to options under the 1996 Plan that terminate unexercised are available for future options granted under the 1996 Plan. The Code provides that the aggregate fair market value of the stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year cannot exceed $100,000 and the excess amount will be treated as non-qualified options.

         The option price for options issued under the 1996 Plan must be at least equal to 100% of the fair market value of Omega Common Stock as of the date of the grant of the option, as determined by the Committee, while the option price for non-qualified options granted under the 1996 Plan may be established by the Committee for less than the fair market value of Omega's Common Stock on the date of the grant. Unless terminated earlier by the option's terms, incentive options expire ten years after the date of grant, and non-qualified options expire ten years and ten days after the date of grant. Payment of the option price on exercise of both incentive options and non-qualified options may be made in cash, Omega Common Stock, or a combination of both. The rate of option exercisability is determined by the Committee at the time of the grant. Generally, no stock option granted under the Plans may be exercised in the first year after the date of grant, except in the event of a change in control (as defined in the Plans) in which event they become immediately exercisable. After one year from the date of grant, each optionee may exercise up to the total number of optioned shares granted to such optionee.

EMPLOYEE STOCK PURCHASE PLAN

         Under Omega's Employee Stock Plan (the "Stock Purchase Plan"), options may be granted for a total of 750,000 shares of Common Stock (subject to appropriate adjustments to reflect changes in the capitalization of Omega). The Stock Purchase Plan is intended to advance the interests of Omega by giving employees of Omega and its subsidiaries a vested interest in the growth and earnings of Omega. The Stock Purchase Plan is administered by the Committee. The Committee is authorized to grant options to purchase Common Stock of Omega to employees of Omega and its subsidiaries. The Committee has discretion as to the total number of options, if any, granted in each year, the rate of exercisability, the price as to which each option is exercisable, and the duration of each option. Shares of Common Stock subject to options which expire unexercised are available for future option grants under the Stock Purchase Plan.

         All options granted under the Stock Purchase Plan expire at such time, not later than five years after the date of grant, as the Committee shall determine; provided, however, that options exercised more than 27 months after the date of grant must be exercised at an option price equal to at least 85% of the fair market value of the shares on the date of exercise. No option may be granted to any person who immediately after the grant would own more than 5% of Omega Common Stock and no option may be granted which, at the date the option is granted, would permit such person's right to purchase stock under the Stock Purchase Plan and all other employee stock purchase plans of Omega and subsidiaries to accrue at a rate exceeding $25,000 of the fair market value of such stock (determined at the time such option is granted) for each year such option is outstanding. Except as noted above, the option price per share must not be less than the lesser of: (a) 85% of the fair market value of the stock on the date of grant, or (b) 85% of the fair market value on the date of exercise.

         If the Committee decides to issue options pursuant to the Stock Purchase Plan, options must be granted to all employees of Omega and its subsidiaries who have been employed for at least one year subject to certain exclusions. When options are granted, each eligible employee will be permitted to elect to purchase the number of whole shares which could be purchased with no more than 25% of his "base salary rate" (as defined) determined as of the date the option is granted. The Committee, in its discretion, may change the maximum percentage of "base salary rate" which may be elected by eligible employees so long as such change applies to all eligible employees. Based on the elections by eligible employees, if the total number of whole shares elected to be purchased exceeds the total number of shares determined by the Committee to be allocated to any date on which options are granted, then each eligible employee will be granted an option for such proportion of the total shares allocated by the Committee as the number of shares elected to be purchased by such eligible employee bears to the total number of shares elected to be purchased by all eligible employees.

1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

         In March, 1994, the Board of Directors adopted, and in April 1995, the shareholders approved, the 1994 Stock Option Plan for Non-Employee Directors (the "Director Plan"). The purpose of the Director Plan is to provide additional incentive to members of the Board of Directors of Omega who are not also employees of Omega or any subsidiary corporation by encouraging them to invest in Omega's Common Stock and thereby acquire a further proprietary interest in Omega and an increased personal interest in Omega's continued success and progress.

         Each person who was, as of May 1, 1994, a director of Omega, and who was not as of such date an employee of Omega or any subsidiary corporation, was, as of May 1, 1994, automatically granted an option to purchase shares of Omega's Common Stock. Each person who was not a director of Omega as of May 1, 1994, and is not an employee of Omega or any subsidiary corporation and who on or after May 1, 1994 is first elected or appointed as a director of Omega, shall as of the date of such election or appointment, automatically be granted an option to purchase a prorated number of shares of Omega's Common Stock (not to exceed 500 shares). On May 1, 1996 and on each May 1st thereafter (each, an "anniversary date") and provided a person described in the two preceding sentences continues to be a non-employee director on such anniversary date, such person shall automatically be granted on each such anniversary date an option to purchase up to 500 shares of Omega's Common Stock or such lower number of shares as shall be equal to the number of shares as shall then be available (if any) for grant under the Director Plan divided by the number of persons who are to receive an option on such anniversary date.

         The Director Plan is administered by the Board of Directors of Omega, including non-employee directors. Under the Director Plan, the Board has the right to adopt such rules for the conduct of its business and the administration of the Director Plan as it considers desirable. The Board of Directors has the exclusive right to construe the Director Plan and the options issued pursuant to it, to correct defects and omissions and to reconcile inconsistencies to the extent necessary to effectuate the purpose of the Director Plan and the options issued pursuant to it.

         The aggregate number of shares which may be issued upon the exercise of options under the Director Plan is 30,000 shares of Omega Common Stock. In the event of any change in the capitalization of Omega, such as by stock dividend, stock split or what the Board of Directors deems in its sole discretion to be similar circumstances, the aggregate number and kind of shares which may be issued under the Director Plan will be appropriately adjusted in a manner determined in the sole discretion of the Board of Directors. Reacquired shares of Omega's Common Stock, as well as unissued shares, may be used for the purpose of the Director Plan. Common Stock of Omega subject to options which have terminated unexercised, either in whole or in part, will be available for future options granted under the Director Plan.

         The option price for options issued under the Director Plan will be equal to the fair market value of Omega Common Stock on the date of grant. Fair market value shall mean the last reported sale price of Omega's Common Stock as reported on the Nasdaq National Market System as of the date of grant. Payment of the option price on exercise of options granted under the Director Plan may be made in (a) cash, (b) Omega Common Stock which will be valued by the Secretary of Omega at its fair market value (unless prohibited by the Board of Directors) or (c) any combination of cash and Common Stock of Omega valued as provided in clause (b) (unless prohibited by the Board of Directors).

         Options granted pursuant to the Director Plan may be exercised in whole, or from time to time in part, beginning on the earlier to occur of (i) one year after the date of their grant or (ii) a "change in control" of Omega, as such term is defined in the Director Plan. Unless terminated earlier by the option's terms, options granted under the Director Plan will expire ten years after the date they are granted. Options terminate one year after the optionee ceases to be a director of Omega (whether by resignation, removal, failure to be reelected or otherwise, and regardless of whether the failure to continue as a director was for cause or otherwise) and in all events not later than ten years after the date of option grant; provided, however, that if an optionee ceased to a director of the Company by reason of retirement at age 70 or above, disability as defined in the Code, or death, the option will terminate five years after the director's retirement, disability or death, but in no event later than ten years from the date of grant. Options granted pursuant to the Director Plan are not transferable, except by will or the laws of descent and distribution in the event of death. During an optionee's lifetime, the option is exercisable only by the optionee, including, for this purpose, the optionee's legal guardian or custodian in the event of disability. Options may not be granted pursuant to the Director Plan after the expiration of ten years from and after the adoption of the Director Plan by Omega's shareholders at the 1994 Annual Meeting.

                          OTHER EMPLOYEE BENEFIT PLANS

PEOPLES EXECUTIVE SUPPLEMENTAL INCOME BENEFIT PLAN

         In September, 1984, the Board of Directors of Peoples Bank (now Omega
Bank) adopted a nonqualified Executive Supplemental Income Benefit Plan ("ESI Plan") effective as of January 1, 1984. The ESI Plan is an unfunded plan which currently provides death benefits and supplemental retirement benefits for David
B. Lee and two retired participants.

         Under the ESI Plan, Omega Bank enters into individual agreements with participants. The agreements provide for annual payments to the participant's designated beneficiary for a specified period of years following the participant's death. The ESI Plan also provides for supplemental retirement benefits for a participant who has attained age 65 and who has remained in the continuous employment of Omega Bank (or its predecessor) until his retirement; however, in the case of the sale of the stock or assets, merger or substantial change in the ownership of Omega Bank, continuous employment of the participant is required only until the date the participant voluntarily terminates his employment or is discharged by the Bank without "just cause."

         Under the supplemental retirement provisions, participants are eligible for supplemental benefits of up to 75% of the participant's final average salary. Those supplemental retirement benefits are subject to reduction for social security benefits and benefits received under the Omega Retirement Plan. Subject to the approval of the Omega Bank Board of Directors, a participant can elect early retirement at age 55; however, a participant can elect early retirement without Board approval at age 55 if there is a sale of the stock or assets, merger, or substantial change in ownership of Omega Bank. The retirement benefits payable to a participant who has elected early retirement will be actuarially reduced.

         In 1988, Peoples Bank terminated the ESI Plan for all participants except four retired participants (two of which have subsequently received the maximum benefit) and David B. Lee. Based on current estimates of Mr. Lee's final average salary, his estimated monthly ESI Plan benefit would be approximately $11,628 per month payable for a period of 15 years beginning at age 65. In the event that Mr. Lee should die prior to retirement, his beneficiaries would receive $8,166 per month for the first year following his death, $6,125 per month for the next four years, and $4,083 per month for the next ten years.

OMEGA EXECUTIVE INCENTIVE COMPENSATION PLAN

         Omega has an Executive Incentive Compensation Plan ("EIC Plan"). The purpose of this plan is to motivate key management level employees by rewarding performance which exceeds normal expectations. The EIC Plan is administered by the Omega Compensation Committee which designates permanent and special participants in the EIC Plan. Individuals are selected by the Omega Compensation Committee based on their responsibilities and value to Omega, and once selected generally remain a participant as long as the level of responsibility is not significantly reduced. In addition, other employees may from time to time be selected by the management of Omega as special participants in the EIC Plan in any given plan year based upon outstanding individual contribution to Omega.

         Awards to the permanent participants under the EIC Plan are based on pre-determined performance goals which are established by the Compensation Committee each year and are based upon such standards as change in return on average assets and net income. Awards to such special participants are made from a special bonus pool established each year not to exceed 25% of the amount awarded in any EIC Plan Year to the permanent participants as a group. Awards are paid to the participants in the first quarter following the end of each year. During 1999, awards were made to Messrs. D. B. Lee, D. S. Martz, D. L. Warfel and D. N. Thiel based upon results achieved during the year ended December 31, 1998 and are included in the preceding Summary Compensation Table.


                              CERTAIN TRANSACTIONS

         Through its bank subsidiaries, Omega has had, and expects to continue to have, loan and other banking transactions (including, but not limited to, checking accounts and savings and time deposits) with certain of its directors, nominees for director, officers, certain of their immediate family members and certain corporations or organizations with which they are affiliated. All such loan and other banking transactions (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         The accounting firm of Arthur Andersen LLP acted as Omega's independent public accountant for the 1998 fiscal year and has been selected to act as Omega's independent public accountant for the 1999 fiscal year. A representative of Arthur Andersen LLP is expected to be present at the Annual Shareholders' Meeting and to have the opportunity to make a statement, if he desires to do so, and is expected to be available to respond to appropriate questions.


                              SHAREHOLDER PROPOSALS

         Pursuant to recent amendments to the proxy rules under the Exchange Act, Omega's shareholders are notified that the deadline for providing timely notice of any shareholder proposal to be submitted outside of the Rule 14a-8 process for consideration at Omega's 2000 Annual Meeting of shareholders (the "2000 Meeting") is February 8, 2000; as to all such matters which Omega does not have notice of on or prior to February 8, 2000, discretionary authority shall be granted to the persons designated in Omega's proxy related to the 2000 Meeting to vote on such proposal. A shareholder proposal regarding the 2000 Meeting must be submitted to the Omega Corporate Secretary, Omega Financial Corporation, P.O. Box 619, State College, PA 16804-0619, by November 25, 1999 to receive consideration for inclusion in Omega's 2000 proxy materials. Any such proposal must also comply with the proxy rules under the Exchange Act, including 14a-8.


                     ANNUAL REPORT AND FINANCIAL STATEMENTS

         This Proxy Statement is accompanied by Omega's Annual Report to Shareholders for the year ended December 31, 1998.

         EACH PERSON SOLICITED HEREUNDER CAN OBTAIN A COPY OF OMEGA'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT CHARGE EXCEPT FOR EXHIBITS TO THE REPORT, BY SENDING A WRITTEN REQUEST TO:

                       Corporate Secretary
                       Omega Financial Corporation
                       P. O. Box 619
                       State College, PA 16804-0619

         A COPY OF THE REQUIRED ANNUAL FINANCIAL DISCLOSURES FOR EACH BANK SUBSIDIARY WILL ALSO BE PROVIDED, WITHOUT CHARGE, UPON WRITTEN REQUEST TO:

                       Corporate Secretary
                       Omega Financial Corporation
                       P. O. Box 619
                       State College, PA 16804-0619

                           OMEGA FINANCIAL CORPORATION
                 ANNUAL MEETING OF SHAREHOLDERS - APRIL 19, 1999
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         OF OMEGA FINANCIAL CORPORATION

The undersigned hereby constitutes and appoints David N. Thiel, Daniel L. Warfel and JoAnn N. McMinn, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the Annual Meeting of Shareholders of Omega Financial Corporation ("Omega") to be held on the 19th day of April, 1999, and at any postponement or adjournment thereof, and to vote all of the Shares of Common Stock of Omega which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned hereby directs that this proxy be voted as follows:

ITEM 1 - For the election of the nominees listed below for three year terms, as described in the accompanying Proxy Statement.


-------------------------------------     --------------------------------------
  [  ]   For Robert T. Gentry               [  ]   For Philip E. Gingerich

  [  ]   Withhold authority to              [  ]   Withhold authority to
  vote                                      vote
-------------------------------------     --------------------------------------
-------------------------------------     --------------------------------------
  [  ]   For D. Stephen Martz               [  ]   For James W. Powers, Sr.

  [  ]   Withhold authority to              [  ]   Withhold authority to
  vote                                      vote
-------------------------------------     --------------------------------------


ITEM 2 - To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.






                      (Please date and sign on other side)





THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED IN THE BOXES PROVIDED, THE PERSONS NAMED HEREIN INTEND TO VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED.

THIS PROXY CONFERS CERTAIN DISCRETIONARY AUTHORITY DESCRIBED IN THE PROXY STATEMENT. A MAJORITY OF SAID ATTORNEYS AND PROXIES PRESENT AT SAID MEETING (OR IF ONLY ONE SHALL BE PRESENT, THEN THAT ONE) MAY EXERCISE ALL OF THE POWERS HEREUNDER.

The undersigned hereby acknowledges receipt of the Omega Proxy Statement relating to the 1999 Annual Meeting of Shareholders and Omega's Annual Report to Shareholders for 1998.

                                      Dated __________________, 1999



                                      ____________________________________(SEAL)
                                               (Shareholder's Signature)


                                      ____________________________________(SEAL)
                                               (Shareholder's Signature)


                                      It would be helpful if you signed your
                                      name or names exactly as it appears
                                      hereon, indicating any official position or representative capacity.

                 PLEASE DATE AND SIGN THIS PROXY AND RETURN IT
                       PROMPTLY IN THE ENCLOSED ENVELOPE.

                           OMEGA FINANCIAL CORPORATION
                 ANNUAL MEETING OF SHAREHOLDERS - APRIL 19, 1999
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         OF OMEGA FINANCIAL CORPORATION

The undersigned hereby instructs David B. Lee and Charles H. Zendt, Jr., and each of them, Trustees under the Omega Employee Stock Ownership Plan, to vote the shares allocated to the account of the undersigned under said Plan at the Annual Meeting of Shareholders of Omega Financial Corporation ("Omega") to be held on the 19th day of April, 1999, and at any postponement or adjournment thereof, for the transaction of such business as properly comes before the meeting, and with respect to the following matters:

ITEM 1 - For the election of the nominees listed below for three year terms, as described in the accompanying Proxy Statement.


-------------------------------------     --------------------------------------
  [  ]   For Robert T. Gentry               [  ]   For Philip E. Gingerich

  [  ]   Withhold authority to              [  ]   Withhold authority to
  vote                                      vote
-------------------------------------     --------------------------------------
-------------------------------------     --------------------------------------
  [  ]   For D. Stephen Martz               [  ]   For James W. Powers, Sr.

  [  ]   Withhold authority to              [  ]   Withhold authority to
  vote                                      vote
-------------------------------------     --------------------------------------


ITEM 2 - To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.






                      (Please date and sign on other side)





THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED IN THE BOXES PROVIDED, THE PERSONS NAMED HEREIN INTEND TO VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED.

THIS PROXY CONFERS CERTAIN DISCRETIONARY AUTHORITY DESCRIBED IN THE PROXY STATEMENT. A MAJORITY OF SAID ATTORNEYS AND PROXIES PRESENT AT SAID MEETING (OR IF ONLY ONE SHALL BE PRESENT, THEN THAT ONE) MAY EXERCISE ALL OF THE POWERS HEREUNDER.

The undersigned hereby acknowledges receipt of the Omega Proxy Statement relating to the 1999 Annual Meeting of Shareholders and Omega's Annual Report to Shareholders for 1998.

                                      Dated __________________, 1999



                                      ____________________________________(SEAL)
                                               (Shareholder's Signature)


                                      ____________________________________(SEAL)
                                               (Shareholder's Signature)


                                      It would be helpful if you signed your
                                      name or names exactly as it appears
                                      hereon, indicating any official position or representative capacity.

                 PLEASE DATE AND SIGN THIS PROXY AND RETURN IT
                       PROMPTLY IN THE ENCLOSED ENVELOPE.